UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

Hyperfine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39949	98-1569027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 New Whitfield Street
Guilford, Connecticut		06437
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 796-6767

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	HYPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 28, 2025, Hyperfine, Inc. (the “Company”) implemented an organizational restructuring designed to decrease its costs and create a more streamlined organization to support its business priorities. As a result, the Company has terminated approximately 14% of its global workforce. The restructuring affects employees predominantly in technical positions and is largely focused on internally-facing roles as the Company evolves from development stage to commercial stage. Since the initial U.S. Food and Drug Administration (“FDA”) clearance of the Swoop® system in 2020, the Company has received additional FDA clearances for nine-generations of AI-powered Swoop® system software and anticipates obtaining two additional software clearances in 2025. With this streamlined organization, the Company will maintain product development capabilities sufficient to iterate the Swoop® system technology further and execute on its strategy.

In connection with the restructuring, the Company currently estimates it will incur up to $0.4 million of costs, consisting primarily of cash severance costs, other severance benefits and other related restructuring costs. The Company expects to substantially complete the restructuring in the first quarter of 2025. As a result of this action, the Company expects to further extend its cash runway and now expects that its existing cash and cash equivalents, together with proceeds from the sales of its products and services, will enable it to conduct its planned operations into the second half of 2026. The estimates of costs and expenses that the Company expects to incur in connection with the restructuring and expectations with respect to reduction in net cash required for operating activities are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the restructuring.

Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including with respect to the additional Swoop® system software clearances, the organizational restructuring, and the Company’s anticipated cash runway. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. These risks and uncertainties can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.hyperfine.io or on request from the Company. Forward-looking statements included herein speak only as of the date hereof and the Company undertakes no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFINE, INC.

Date:	January 29, 2025	By:	/s/ Brett Hale
Brett Hale Chief Administrative Officer, Chief Financial Officer, Treasurer and Corporate Secretary